     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 1996
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           BECKMAN INSTRUMENTS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                               95-1040600
  (State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                              Identification No.)

                             2500 HARBOR BOULEVARD
                          FULLERTON, CALIFORNIA  92634
                                 (714) 871-4848
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                              --------------------

                                 WILLIAM H. MAY
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                           BECKMAN INSTRUMENTS, INC.
                             2500 HARBOR BOULEVARD
                          FULLERTON, CALIFORNIA  92634
                                 (714) 871-4848
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   COPIES TO:

         BRIAN G. CARTWRIGHT                        FRANK H. GOLAY, JR.
          LATHAM & WATKINS                          SULLIVAN & CROMWELL
  633 WEST FIFTH STREET, SUITE 4000         444 SOUTH FLOWER STREET, 12TH FLOOR
 LOS ANGELES, CALIFORNIA 90071-2007            LOS ANGELES, CALIFORNIA 90071
           (213) 485-1234                               (213) 955-8000

                              --------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

                              --------------------

    If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest investment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

         Title of each class of            Amount to be      Proposed maximum       Proposed maximum aggregate      Amount of
     securities to be registered(1)         registered    offering price per unit        offering price(2)      registration fee
 Debt Securities . . . . . . . . . . .     $200,000,000           (2)                        $200,000,000          $68,966(3)

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

(1) This Registration Statement also covers delayed delivery contracts which may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities. Such contracts would be issued with Debt Securities.

(2) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $200,000,000.

(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

          PROSPECTUS (SUBJECT TO COMPLETION, DATED ___________, 1996)


                                  $200,000,000
                           BECKMAN INSTRUMENTS, INC.
                                DEBT SECURITIES

                               _________________


         The Company may from time to time offer Debt Securities consisting of debentures, notes and/or other evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed $200,000,000 or its equivalent in any other currency or composite currency. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in a composite currency), maturity, rate, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such series of Debt Securities.

         The Company may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution". The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

                               _________________

  THESE SECURITIES  HAVE  NOT  BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES
  AND   EXCHANGE   COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS
 THE   SECURITIES   AND   EXCHANGE   COMMISSION   OR   ANY   STATE   SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
       ANY  REPRESENTATION   TO   THE  CONTRARY  IS  A  CRIMINAL OFFENSE.


                               _________________


                 The date of this Prospectus is _______, 1996.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         IN CONNECTION WITH THE OFFERING OF CERTAIN DEBT SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH SECURITIES OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             _____________________

         THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                             _____________________

                             AVAILABLE INFORMATION

         Beckman Instruments, Inc. ("Beckman" or the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (of which this Prospectus is a part) (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not and any Prospectus Supplement will not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus and in any Prospectus Supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Debt Securities, reference is hereby made to the Registration Statement and the exhibits and schedules thereto which may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company's common stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company with the Commission and are incorporated by reference herein: (i) Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995; and (ii) Proxy Statement dated February 28, 1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Beckman Instruments, Inc., 2500 Harbor Boulevard, Fullerton, California 92634, Attention: Office of Investor Relations, telephone (714) 773-7620.

                                  THE COMPANY

         The Company is one of the world's leading manufacturers of instrument systems and test kits that make laboratories more efficient by simplifying and automating chemistry and biology based analytical procedures. The Company designs, manufacturers, markets and services a broad range of laboratory instrument systems, reagents and related products, which customers typically use to conduct basic scientific research, new product research and development or diagnostic analysis of patient samples. In 1995 about 60 percent of the Company's total sales were for diagnostic applications, principally in hospital laboratories, while about 40 percent of such sales were for life science applications in universities, medical schools and research institutes, or new product research and development in pharmaceutical and biotechnology companies. Slightly more than one-half of the Company's sales in 1995 were to customers outside of the United States.

         The Company's primary expertise and activity is the integration of chemical, biological, engineering and software sciences into complete systems that simplify and automate biologically focused laboratory processes and the distribution and support of those systems around the world. These laboratory processes can generally be grouped into four categories:

         . Synthesis and Sample Preparation/Handling. Synthesizing compounds useful in subsequent analysis and scientific investigation or placing material into a proper container, with necessary pretreatment, dilution, measurement, weighing and identification.

         . Separation. Isolating materials of interest from extraneous material or separating mixtures into individual constituents, often in preparation for subsequent processing and measurement.

         . Detection, Measurement and Characterization. Determining the identity, structure, or quantity of specific analytes (compounds or molecules of interest) present in sample specimens.

         . Data Processing. Acquiring, reporting, analyzing, archiving or calculating the results of laboratory analysis.

                 Beckman's experience, knowledge and ability in simplifying and automating these processes for biological laboratories forms a technological continuum that extends across the Company. From this common technical base extends a range of products that are configured to meet specific needs of academic research, pharmaceutical and biotechnology companies, hospitals, physicians' offices and reference laboratories (large central laboratories to which hospitals and physicians refer specialized tests). By serving several customer groups with differing needs related through common science, the Company has the opportunity to broadly apply its technology.

                 The Company was founded in 1934 as a California corporation and was reincorporated in Delaware in 1988. The Company's principal executive offices are located at 2500 Harbor Boulevard, Fullerton, California 92634, and its telephone number is (714) 871-4848.

                                USE OF PROCEEDS

         The net proceeds to be received by the Company from the sale of the Offered Debt Securities (as defined below) will be used as set forth in a Prospectus Supplement relating to such Offered Debt Securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated(1):

                                                               FISCAL YEAR ENDED DECEMBER 31,
                      -----------------------------------------------------------------------------------------------------
                                1995                    1994                1993              1992              1991
                      ------------------------  -------------------- ----------------- ------------------ -----------------
                                4.1                     4.5                 (2)               4.3                3.7

________________________
(1) The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings includes income before income taxes and fixed charges excluding capitalized interest. Fixed charges includes interest expense, capitalized interest and a portion of rent expense deemed representative of the interest factor.

(2) Earnings were insufficient to cover fixed charges by $53.9 million for the fiscal year ended December 31, 1993.

                         DESCRIPTION OF DEBT SECURITIES

                 The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

                 The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture"), between the Company and a trustee, that will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part. The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture" and collectively with the Senior Indenture, the "Indenture"), between the Company and a trustee (collectively with the trustee under the Senior Indenture, the "Trustee"), that will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part. The Company has appointed The First National Bank of Chicago as the Trustee for purposes of the Senior Indenture and the Subordinated Indenture, but may appoint additional or successor Trustees pursuant to the provisions of such Indentures.

                 The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms capitalized in this Prospectus. Wherever particular sections, articles or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such sections, articles or defined terms are incorporated herein or therein by reference. Unless specific reference is set forth below to the Senior Indenture or the Subordinated Indenture, the provisions described below are substantially identical in each such Indenture.

GENERAL

                 The Indenture will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) The Debt Securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine. Unless otherwise provided in the applicable Prospectus Supplement, the Senior Debt Securities will rank on a parity with other unsecured Senior Indebtedness of the Company, and the Subordinated Debt Securities will rank on a parity with other subordinated debt of the Company, and together with such other subordinated debt, will be subordinate and junior in right of payment to the prior payment in full of the Senior Indebtedness of the Company, as described below under "Subordination".

                 The applicable Prospectus Supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Debt Security is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates on which the principal of any of such Debt Securities will be payable; (5) the rate or rates per annum at which any of such Debt Securities will bear interest, if any, or the formula or provision pursuant to which such rate or rates are determined, the date or dates from which any such interest will accrue, the Interest
Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (6) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(8) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (9) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
(11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (12) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (13) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (15) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Defeasance and Covenant Defeasance -- Defeasance and Discharge" or "Defeasance and Covenant Defeasance
- -- Covenant Defeasance", or under both such captions; (16) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global
Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (17) any terms by which any Debt Securities may be convertible into Common Stock, Preferred Stock or other securities of the Company; (18) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (19) any addition to or change in the covenants in the Indenture described under "Restrictive Covenants" applicable to any of such Debt Securities; (20) whether such Debt Securities are subordinate to any other unsecured indebtedness of the Company; and (21) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

                 Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.


FORM, EXCHANGE AND TRANSFER

                 The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

                 At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

                 Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement.
(Section 305)  The

Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

                 If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or
(ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305)


GLOBAL SECURITIES

                 Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

                 Notwithstanding any provision of the Indenture or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless
(i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

                 As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

                 Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                 Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Security may trade in the Depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds.


PAYMENT AND PAYING AGENTS

                 Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

                 Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

                 All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 1003)

RESTRICTIVE COVENANTS

                 Unless any one or more of the following covenants are varied as permitted by the Indenture, which variation will be described in the applicable Prospectus Supplement, the following covenants will be applicable to each series of Debt Securities.


         Limitation on Liens

                 The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness of the Company or any Subsidiary secured by a Lien upon any Principal Property, or upon shares of capital stock or evidences of indebtedness issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, now owned or hereafter owned by the Company, without making effective provision to secure all of the Debt Securities of each series then outstanding by such Lien, equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured.

                 The foregoing restrictions shall not apply, however, to (1) Liens on any property existing at the time of the acquisition thereof; (2) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Restricted Subsidiary immediately prior thereto; (3) Liens on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary; (4) Liens securing indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (5) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than twenty-four months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property or of such property as so constructed, developed or improved; (6) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise; provided that the Company must have disposed of such property within 180 days from the creation of such Liens and any indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary; (7) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (8) Liens to secure indebtedness of joint ventures in which the Company or a Restricted Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures; (9) Liens on Equipment Held for Resale; and (10) any indebtedness secured by Liens existing on the date of the Indenture or any extension, renewal or replacement or refunding of any Lien existing on the date of the Indenture or referred to in clauses (1) to (3) or (5); provided, however, that the aggregate principal amount of indebtedness secured thereby and not otherwise authorized by clauses (1) to (3) or (5), shall not exceed the aggregate principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement, or refunding, so secured at the time of such extension, renewal, replacement or refunding.

                 Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may incur, issue, assume or guarantee debt secured by Liens without equally and ratably securing the Debt Securities of each series then outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness which is concurrently being retired, the aggregate amount of all outstanding indebtedness secured by Liens so incurred, other than any indebtedness secured by Liens permitted as described in clauses (1) through (10) above, and together with all outstanding Attributable Value of all sale and leaseback transactions permitted as described in "Limitation on Sale and Leaseback Transactions", does not exceed 15% of the Consolidated Net Tangible Assets (defined below) of the Company. (Section 1008)


         Limitation on Sale and Leaseback Transactions

                 Sale and leaseback transactions by the Company or any Restricted Subsidiary involving any Principal Property are prohibited unless either (1) the Company or its Restricted Subsidiaries would be entitled pursuant to the provisions described in clauses (1) through (10) above under "Limitation on Liens" to issue assume or guarantee indebtedness secured by a Lien on such Principal Property without equally and ratably securing the Debt Securities of each series than outstanding or (2) the Company or such Restricted Subsidiary shall apply, or cause to be applied, to the retirement of its secured debt within 120 days after the effective date of the sale and leaseback transaction, an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

                 Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction provided, that at the time of such transaction, after giving effect thereto, the Attributable Value thereof, together with all indebtedness secured by Liens permitted pursuant to the Indenture as described above under "Limitation on Liens" other than all indebtedness secured by Liens permitted as described in clauses (1) through (10) above under "Limitation on Liens" and other than the Attributable Value of such sale and leaseback transactions permitted by the preceding paragraph, does not exceed 15% of Consolidated Net Tangible Assets of the Company. (Section 1009)


         Certain Definitions

                 The term "Attributable Value" in respect of any sale and leaseback transaction means, as of the time of determination, the total obligation (discounted to present value at the highest rate of interest specified by the terms of any series of Debt Securities then outstanding compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such sale and leaseback transaction. (Section 101)

                 "Consolidated Net Tangible Assets" of the Company means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with generally accepted accounting principles. (Section 101)

                 "Equipment Held for Resale" means instrument systems and related accessories and components manufactured or assembled by the Company that are owned and held for placement in facilities of the Company's customers.

                 "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). (Section 101)

                 "Principal Property" means any real property of the Company or any of its Subsidiaries, and any equipment located at or comprising a part of any such property, having a net book value, as of the date of determination, in excess of the greater of $50,000,000 and 10% of Consolidated Net Tangible Assets of the Company; provided, however, that Principal Property shall not include Equipment Held For Resale. (Section 101)

                 "Restricted Subsidiary" means any Subsidiary of the Company which owns or leases a Principal Property. (Section 101)


CONSOLIDATION, MERGER AND SALE OF ASSETS

                 The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing under the Indenture, (iii) if, as a result of the transaction, property of the Company would become subject to a Lien that would not be permitted under the limitation on Liens described above under "Restrictive Covenants", the Company takes such steps as shall be necessary to secure the Debt Securities equally and ratably with (or prior to) the indebtedness secured by such Lien and (iv) certain other conditions are met. (Section 801)


EVENTS OF DEFAULT

                 Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not such deposit is prohibited by the subordination provisions of the Subordinated Indenture; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice has been given as provided in the Indenture; (e) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any indebtedness for money borrowed by the Company (including a default with respect to Debt Securities other than that series) having an aggregate principal amount outstanding of at least $15,000,000, if in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such acceleration has not been rescinded or annulled, in each case within 10 days after written notice has been given by the Trustee, or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

                 If an Event of Default (other than an Event of Default described in clause (f) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the aggregate principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the aggregate principal amount of which is not then determinable, such portion of the aggregate principal amount of such Debt Security, or such other amount in lieu of such aggregate principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the aggregate principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

                 Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Indenture provides that Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

                 No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series,
(ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a

Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

                 The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004)


SUBORDINATION

                 The payment of the principal of and interest on the Subordinated Debt Securities will, to the extent set forth in the Indenture relating thereto, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, receivership or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of or interest thereon. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of or interest thereon. No payments on account of principal or interest in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing beyond any applicable grace period a default in any payment with respect to Senior Indebtedness, or if there shall have occurred an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Article Fifteen of the Subordinated Indenture)

                 By reason of such subordination, in the event of insolvency, Holders of the Subordinated Debt Securities may recover less, ratably, than other creditors of the Company, including holders of Senior Indebtedness.

                 "Senior Indebtedness" will be defined in the Subordinated Indenture to mean the principal of (and premium, if any) and interest on (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company) other than the Subordinated Debt Securities, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (b) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and leaseback transaction to which the Company is a party and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Subordinated Debt Securities or such indebtedness or obligation is subordinated to senior indebtedness of the Company to substantially the same extent as the Subordinated Debt Securities are subordinated to the Senior Indebtedness, in each case whether such indebtedness or obligation is outstanding on the date of the Indenture or thereafter created, incurred or assumed. The term "indebtedness for money borrowed" when used with respect to the Company shall mean any obligation of, or obligation guaranteed by, the Company for repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by the Company, for the payment of the purchase price of property or assets (but not including trade payables). (Section 101 of the Subordinated Indenture) The Indenture relating to the Subordinated Debt Securities does not prohibit or limit the incurrence of additional Senior Indebtedness. As of December 31, 1995, the Company had outstanding $189.8 million of Senior Indebtedness.


MODIFICATION AND WAIVER

                 Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) modify the subordination provisions in a manner adverse to the Holders of the Debt Securities, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (h) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (i) modify such provisions with respect to modification and waiver. (Section 902)

                 The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section
1010) The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

                 The Indenture will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1402, will not be deemed to be Outstanding. (Section 101)

                 Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by the Company, and may be shortened or lengthened from time to time. (Section 104)


DEFEASANCE AND COVENANT DEFEASANCE

                 If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1402, relating to defeasance and discharge of indebtedness, or Section 1403, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities of any series, or to any specified part of a series. (Section 1401)

         Defeasance and Discharge. The Indenture will provide that, upon the Company's exercise of its option (if any) to have Section 1402 applied to any Debt Securities, the Company will be discharged from all its obligations, and, in the case of Subordinated Debt Securities, the provisions of Article Fifteen of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1402 and 1404)

         Defeasance of Certain Covenants. The Indenture will provide that, upon the Company's exercise of its option (if any) to have Section 1403 applied to any Debt Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Restrictive Covenants" and in clause (iii) under "Consolidation, Merger and Sale of Assets" and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default and in the case of Subordinated Debt Securities the provisions of Article Fifteen of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium, if any, and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel satisfying the requirements of the Indenture, to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities at the time of any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 1403 and 1404)


NOTICES

                 Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Section 106)


TITLE

                 The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)


GOVERNING LAW

                 The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)


INFORMATION CONCERNING THE TRUSTEE

                 The Company maintains banking relationships in the ordinary course of business with the Trustee.

                 The occurrence of a default under either Indenture could create a conflicting interest for the Trustee under the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (the "Trust Indenture Act"). If the default has not been cured or waived within 90 days after the Trustee has or acquires a conflicting interest, the Trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as Trustee with respect to the Senior Debt Securities or Subordinated Debt Securities. In the event of the Trustee's resignation, the Company shall promptly appoint a successor trustee with respect to the affected Debt Securities.

                              PLAN OF DISTRIBUTION

         The Company may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents.

         The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

         Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

         If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.


                                 LEGAL MATTERS

         The validity of the Debt Securities will be passed upon for the Company by Latham & Watkins, Los Angeles, California and for any underwriters or agents by Sullivan & Cromwell, Los Angeles, California.

                                    EXPERTS

         The financial statements of the Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP covering the December 31, 1994 and 1993, financial statements refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits", in 1994 and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", and Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", in 1993.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses, other than underwriting discounts and commissions, in connection with this offering are estimated as follows:

 SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . .   $ 68,966
 Rating Agency Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .    140,000
 Blue Sky fees and expenses  . . . . . . . . . . . . . . . . . . . . . .     16,000
 Printing and shipping expenses  . . . . . . . . . . . . . . . . . . . .    150,000
 Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . .     40,000
 Accounting fees and expenses  . . . . . . . . . . . . . . . . . . . . .     25,000
 Trustee fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15,000
 Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45,034
                                                                           --------
     Total                                                                 $500,000
                                                                           ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Third Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (the "DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Third Restated Certificate of Incorporation and Bylaws provide generally that each person who is or was a director or officer of the registrant shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL. Section 145 of the DGCL permits a corporation, subject to certain limitations, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving in any of such capacities for another entity at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by such person.

         The Registrant maintains directors' and officers' liability insurance which covers certain liabilities and expenses of directors and officers of the Registrant and covers the Registrant for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

ITEM 16.  EXHIBITS.

See Exhibit Index.

ITEM 17.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d)     The undersigned Registrant hereby undertakes that:

                 (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                 (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on the 4th day of April, 1996.

                                        BECKMAN INSTRUMENTS, INC.


                                        BY:  /s/ Louis T. Rosso
                                             Louis T. Rosso
                                         Chairman of the Board,
                                        Chief Executive Officer
                                              and Director

                               POWER OF ATTORNEY

         Each person whose signature appears below appoints Louis T. Rosso, John P. Wareham, Dennis K. Wilson, William H. May, Paul Glyer and James T. Glover, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement or any subsequent registration statements pursuant to Rule 462 (including any amendments thereto), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                  Signatures                                   Title                            Date
                  ----------                                   -----                            ----
                                               Chairman of the Board, Chief
                                               Executive Officer and Director
 /s/ Louis T. Rosso                            (Principal Executive Officer)               April 4, 1996
 --------------------------------------------
                Louis T. Rosso

                                               President, Chief Operating
 /s/ John P. Wareham                           Officer and Director                        April 4, 1996
 --------------------------------------------
               John P. Wareham

                                               Vice President, Finance and Chief
                                               Financial Officer (Principal                April 4, 1996
 /s/ D. K. Wilson                              Financial Officer)
 --------------------------------------------
               Dennis K. Wilson

                  Signatures                                   Title                            Date
                  ----------                                   -----                            ----
                                               Vice President and Controller
 /s/ James T. Glover                           (Principal Accounting Officer)              April 4, 1996
 --------------------------------------------
               James T. Glover



 /s/ Earnest H. Clark, Jr.                                   Director                      April 4, 1996
 -----------------------------------------------
            Earnest H. Clark, Jr.



 /s/ Hugh K. Coble                                           Director                      April 4, 1996
 --------------------------------------------
                Hugh K. Coble



 /s/ Carolyne K. Davis                                      Director                      April 4, 1996
 --------------------------------------------------
           Carolyne K. Davis, Ph.D.



                                                             Director                      April 4, 1996
 --------------------------------------------
                Dennis C. Fill



                                                             Director                      April 4, 1996
 --------------------------------------------
             Charles A. Haggerty



 /s/ Gavin Herbert                                           Director                      April 4, 1996
 --------------------------------------------
               Gavin S. Herbert



 /s/ William N. Kelley                                       Director                      April 4, 1996
 --------------------------------------------
           William N. Kelley, M.D.



 /s/ Francis P. Lucier                                       Director                      April 4, 1996
 --------------------------------------------
              Francis P. Lucier



 /s/ C. Roderick O'Neil                                      Director                      April 4, 1996
 --------------------------------------------
              C. Roderick O'Neil

                  Signatures                                   Title                            Date
                  ----------                                   -----                            ----
 /s/ Betty Woods                                             Director                      April 4, 1996
 --------------------------------------------
                 Betty Woods

                                 EXHIBIT INDEX

 Exhibit
 No.                                                   Description
 -------                                               -----------
 1.1         Form of Underwriting Agreement for Debt Securities.
 4.1         Form of Indenture for Senior Debt Securities.
 4.2         Form of Indenture for Subordinated Debt Securities.
 4.3         Form of Senior Debt Securities (included in Exhibit 4.1).
 4.4         Form of Subordinated Debt Securities (included in Exhibit 4.2).
 5.1         Opinion of Latham & Watkins as to the validity of the Debt Securities.
 12.1        Statement re:  Computation of Ratio of Earnings to Fixed Charges.
 23.1        Consent of KPMG Peat Marwick LLP.
 23.2        Consent of Latham & Watkins (included in Exhibit 5.1).
 24.1        Power of Attorney (contained on page II-4).
 25.1        Statement of Eligibility and Qualification of Trustee on Form T-1 with respect to Senior Debt
             Securities.
 25.2        Statement of Eligibility and Qualification of Trustee on Form T-1 with respect to Subordinated
             Debt Securities.